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                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY

                                 LOAN AGREEMENT
                        ADVANCED ENERGY INDUSTRIES, INC.
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      THIS LOAN AGREEMENT (this "Agreement") dated as of June 18, 2001, between
SILICON VALLEY BANK, a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at 4410 Arapahoe Avenue, Suite 200, Boulder, CO 80303, as Payment Agent ("SVB"), United Overseas Bank Limited, a Singapore banking corporation ("UOB") acting through its Los Angeles Agency located at 911 Wilshire Boulevard, Ground Floor, Los Angeles, CA 90017-3478 ("UOB-LA") and its Tokyo Branch located at Shin Kokusai Bldg., 3-4-1, Marunouchi, Chiyoda-ku, Tokyo 100, Japan ("UOB - Tokyo"; SVB, and UOB are each referred to individually as a "Bank" and collectively, as the "Banks") and ADVANCED ENERGY INDUSTRIES, INC., a Delaware corporation having its principal place of business at 1625 Sharp Point Drive, Fort Collins, CO 80525 ("Borrower"), provides the terms on which Banks will lend to Borrower and Borrower will repay Banks. The parties agree as follows:

1. ACCOUNTING AND OTHER TERMS

      Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation" in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 12. This Agreement shall be construed to impart upon the Banks severally, and not jointly, a duty to act reasonably at all times.

2. LOAN AND TERMS OF PAYMENT

      2.1. CREDIT EXTENSIONS. Borrower will pay Banks the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

            2.1.1 REVOLVING ADVANCES.

            (a) Each Bank will severally make Advances in accordance with this
Section 2.1.1 such that the aggregate amount of Advances outstanding at any time shall not exceed the lesser of (A) (i) $20,000,000 by SVB and (ii) $10,000,000 by UOB or (B) (i) the Committed Revolving Line or the Borrowing Base, if applicable, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the Foreign Exchange Reserve, minus (iv) the aggregate principal amount of all outstanding Optional Currency Rate Loans, and minus (v) outstanding Cash Management Services Fees. Each Advance shall be made entirely by SVB up to and including the aggregate amount set forth in the preceding sentence and thereafter by UOB up to and including the aggregate amount set forth in the preceding sentence. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement. Notwithstanding the foregoing, the Borrowing Base shall not be applied at any time that the aggregate amount of Credit Extensions outstanding, or that would be outstanding immediately following a requested Advance, are equal to or less than $10,000,000.

            (b) To obtain an Advance, Borrower must notify Payment Agent by facsimile or telephone by 3:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Payment Agent the Payment/Advance Form attached as Exhibit B. Payment Agent will credit Advances to Borrower's deposit account.

            2.1.2 LETTERS OF CREDIT. The Banks will issue or have issued Letters of Credit for Borrower's account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of the Advances, but the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed $5,000,000. Each Letter of Credit will expire no later than 180 days after the Revolving Maturity Date provided Borrower's Letter of
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Credit reimbursement obligation is secured by cash on terms acceptable to the
Banks at any time after the Revolving Maturity Date if the term of this Agreement is not extended by the Banks.

            2.1.3 FOREIGN EXCHANGE SUBLIMIT. If there is availability under the Committed Revolving Line and the Borrowing Base (if applicable), then Borrower may enter in foreign exchange forward contracts with SVB under which Borrower commits to purchase from or sell to SVB a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract"). The Payment Agent will subtract 20% of each outstanding FX Forward Contract from the foreign exchange sublimit which is a maximum of $10,000,000 (the "FX Sublimit"). The total FX Forward Contracts at any one time may not exceed 5 times the amount of the FX Sublimit. SVB may terminate the FX Forward Contracts if an Event of Default occurs.

            2.1.4 OPTIONAL CURRENCY RATE LOANS.

            (a) If there is availability under the Committed Revolving Line and the Borrowing Base (if applicable), then UOB-Tokyo will make Optional Currency Rate Loans in accordance with the LIBOR Supplement to Agreement, attached to this Agreement as Exhibit A. The Payment Agent will subtract 100% of the U.S. Dollar equivalent of such Optional Currency Rate Loans from the Optional Currency Rate Loans Sublimit, which is $10,000,000.

            (b) Borrower irrevocably appoints Advanced Energy Japan K.K., a Japanese corporation all of the outstanding capital stock of which is owned directly by Borrower ("AEI-Japan") to obtain one or more Optional Currency Rate Loans from UOB-Tokyo directly in its own name or in the name of Borrower. Any request by AEI-Japan for an Optional Currency Rate Loan may be submitted directly to UOB-Tokyo in accordance with its customary procedures and this Agreement. Each such Optional Currency Rate Loan shall be a binding obligation of Borrower as though Borrower were a signatory thereto.

            2.1.5 CASH MANAGEMENT SERVICES. Borrower may use SVB's Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in any cash management services agreements (the "Cash Management Services"). All amounts SVB pays for any Cash Management Services will be treated as an Advance under the Committed Revolving Line.

            2.1.6 CREDIT EXTENSION REQUESTS. Each Bank may make Credit Extensions in accordance with this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Credit Extensions are necessary to meet Obligations which have become due. Each Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify each Bank for any loss either Bank suffers due to that reliance.

            2.1.7. REVOLVING MATURITY DATE. The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances and Optional Currency Rate Loans are immediately payable.

      2.2. OVERADVANCES. If Borrower's Obligations under Section 2.1 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, if applicable, Borrower must immediately pay in cash to the Payment Agent the excess; provided, however that to the extent the aggregate amount of outstanding Optional Currency Rate Loans exceeds the Optional Currency Rate Loans Sublimit (the "Optional Currency Rate Loans Excess"), such Optional Currency Rate Loans Excess may be paid directly to UOB-Tokyo.

      2.3. INTEREST RATE; PAYMENTS. Advances and Optional Currency Rate Loans accrue interest in accordance with the LIBOR Supplement to Agreement attached hereto as Exhibit A and incorporated herein. The unpaid principal amount of all Advances and Optional Currency


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Rate loans outstanding on the Revolving Maturity Date shall be immediately payable on the Revolving Maturity Date. All payments of principal, interest, fees or other amounts payable by Borrower under this Agreement shall be paid to SVB, except that payments of principal, interest, fees or other amounts related solely to any Optional Currency Rate Loans may be paid to UOB-Tokyo.

      2.4. FEES. Borrower will pay to SVB:

            (a) FACILITY FEE. A fully earned, non-refundable facility fee of $15,000 due on the Closing Date;

            (b) BANK EXPENSES. All Bank Expenses (including reasonable attorneys' fees and expenses incurred through and after the Closing Date when due; and

            (c) NON-USAGE FEE. No later than the 30th calendar day following each annual anniversary of the Closing Date, Borrower shall pay to SVB a non-usage fee equal to One Fourth of One Percent (0.25%) of the difference between the Committed Revolving Line and the average daily outstanding balance during the prior year.

      2.5 PERCENTAGE SHARE. Except for Optional Rate Currency Loans, which shall be the sole responsibility of UOB-Tokyo, and except as otherwise provided in this Agreement, the rights, interests and obligations of each Bank under this Agreement at any time shall be shared in the ratio of (a) the maximum amount the Bank has committed to advance as set forth on the signature page signed by the Bank to (b) the Committed Revolving Line. Any reference in this Agreement to an allocation between or sharing by the Banks of any right, interest or duty "ratably", "proportionately," "pro rata" or in similar terms shall refer to this ratio. No Bank is obligated to advance any funds in lieu of or for the account of any other Bank if the latter Bank fails to make such Advance.

3. CONDITIONS OF LOANS

      3.1. CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. Each Bank's obligation to make the initial Credit Extension is subject to the following conditions precedent:

            (a) receipt of the agreements, documents and fees they require;

            (b) due diligence inquiry conducted by the Banks to their reasonable satisfaction and which does not result in the discovery of any facts or circumstances which would negatively affect, in the Banks' sole discretion, collectibility of any Credit Extensions; and;

            (c) receipt by the Banks of copies of the insurance policies required by Section 5.5.

      3.2. CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Each Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

            (a) timely receipt by the Payment Agent of any Payment/Advance Form; and

            (b) the representations and warranties in Section 4 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Section 4 remain true.


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4. REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants as follows:

      4.1. DUE ORGANIZATION AND AUTHORIZATION. Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

      The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formations documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change.

      4.2. LITIGATION. Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision could cause a Material Adverse Change.

      4.3. NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

      4.4. SOLVENCY. Borrower is able to pay its debts (including trade debts) as they mature.

      4.5. REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

      4.6. SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

      4.7. FULL DISCLOSURE. No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

5. AFFIRMATIVE COVENANTS

      Borrower will do all of the following:


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      5.1. GOVERNMENT COMPLIANCE. Borrower will maintain its and all
Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

      5.2. FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

            (a) Borrower will deliver to the Payment Agent: (i) within 5 days of filing with the Securities and Exchange Commission, but no later than 90 days after the end of Borrower's fiscal year, an annual report on Form 10-K together with an unqualified opinion on the financial statements (ii) within 5 days of filing, but no later than 45 days after the end of each of Borrower's first three quarters of each fiscal year, copies of all reports on Form 10-Q filed with the Securities and Exchange Commission, (iii) within 5 days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 8-K, filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $500,000 or more; (v) prompt notice of any material change in the composition of the Intellectual Property or knowledge of an event that materially adversely affects the value of the Intellectual Property; and (vi) budgets, sales projections, operating plans or other financial information Payment Agent requests.

            (b) Within 30 days after the last day of each month if during such month the aggregate amount of all Credit Extensions outstanding at any time during such month exceed $10,000,000, Borrower will deliver to Payment Agent a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable.

            (c) Borrower will deliver to the Payment Agent with the quarterly reports on Form 10-Q, as required by Section 5.2(a), a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

            (d) At any time that the aggregate amount of outstanding Credit Extensions, exclusive of interest thereon, exceed $10,000,000, the Payment Agent has the right to audit Borrower's Accounts at Borrower's expense, but the audits will be conducted no more often than once every 12 months unless an Event of Default has occurred and is continuing.

      5.3. INVENTORY; RETURNS. Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at the Closing Date. Borrower must promptly notify the Payment Agent of all returns, recoveries, disputes and claims that involve more than 10% of Borrower's gross sales for any month.

      5.4. TAXES. Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to the Banks, on demand, appropriate certificates attesting to the payment.

      5.5. INSURANCE. Borrower will keep its business insured for risks and in amounts, as Bank requests. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to the Banks. All property policies will have a lender's loss payable endorsement showing Banks as loss payee, and all liability policies will show the Banks as additional insureds and provide that the insurer must give the Banks at least 20 days notice before canceling its policy. At the Banks' request, Borrower will deliver certified copies of policies and


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evidence of all premium payments. Proceeds payable under any policy will, at the
Banks' option, be payable to the Banks on account of the Obligations.

      5.6. PRIMARY ACCOUNTS; REQUEST TO DEBIT ACCOUNTS. Borrower will maintain its primary depository and operating accounts with SVB. Borrower will regularly deposit funds received from its business activities at SVB. Borrower authorizes SVB to debit any of Borrower's accounts with Bank including Account Number 351030170, for interest and principal payments on the loan and any other Borrower obligations to either Bank when due. SVB will notify Borrower of all debits that SVB makes against Borrower's accounts. The debits to Borrower's account are not a setoff.

      5.7. FINANCIAL COVENANTS.

      Borrower will maintain as of the last day of each of Borrower's fiscal quarters unless otherwise noted:

            (a) QUICK RATIO. A ratio of Quick Assets to Current Liabilities of at least 2.00 to 1.0.

            (b) DEBT/NET WORTH RATIO. A ratio of Total Liabilities less Subordinated Debt and less the outstanding principal amount of the 5.25% Convertible Notes to Tangible Net Worth plus Subordinated Debt of not more than
0.65 to 1.0.

            (c) TANGIBLE NET WORTH. A Tangible Net Worth plus Subordinated Debt plus the outstanding principal amount of the 5.25% Convertible Notes of at least the sum of $120,000,000 plus 50% of the net profit for such quarter.

            (d) PROFITABILITY. On a consolidated basis, Borrower shall have a minimum net Profit of at least One Dollar ($1) for each fiscal quarter; except that Borrower shall have Losses not to exceed $6,510,000 and $6,540,000 for each of the second and third fiscal quarters, respectively, of the fiscal year ending December 31, 2001.

      5.8. FURTHER ASSURANCES. Borrower will execute any further instruments and take further action as the Banks request to effect the purposes of this Agreement.

6. NEGATIVE COVENANTS

      Borrower will not do any of the following without the Banks' written consent, which will not be unreasonably withheld:

      6.1. DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than a Transfer (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment or (iv) other Transfers which constitute liquidation of Investments permitted in Section 6.6(i).

      6.2. CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or have a change in its ownership (other than the sale of Borrower's equity securities in a public offering) of greater than 25% or management. Borrower will not, without at least 30 days prior written notice to Banks, relocate its principal executive office or add any new offices or business locations.

      6.3. MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its


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Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except a Permitted Acquisition where no Event of Default has occurred and is continuing or would exist after giving effect to such Permitted Acquisition. The Banks shall respond to Borrower's request for consent to any transaction contemplated by this Section 6.3 other than a Permitted Acquisition within 10 days of the receipt of a written request for such consent, which request shall be accompanied by such materials as are reasonably requested by the Banks for the purpose of making a decision regarding such consent. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

      6.4. INDEBTEDNESS. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

      6.5. ENCUMBRANCE. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens.

      6.6. INVESTMENTS; DISTRIBUTIONS. (i) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; (ii) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock; or (iii) make any loans or other extension of credit, other than trade accounts created in the ordinary course of business and in customary amounts consistent with Borrower's past practices, or permit any of its Subsidiaries to do so.

      6.7. TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter or permit any material transaction with any Affiliate, except transactions that are in the ordinary course of Borrower's business, on terms no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

      6.8. SUBORDINATED DEBT. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank's prior written consent.

      6.9 COMPLIANCE. Undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

7. EVENTS OF DEFAULT

      Any one of the following is an Event of Default:

      7.1. PAYMENT DEFAULT. Borrower fails to pay any of the Obligations within 5 days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

      7.2. COVENANT DEFAULT. Borrower does not perform any obligation in Section 5 or violates any covenant in Article 6 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 20 days after it occurs, or if the default cannot be cured within 20 days or cannot be cured after Borrower's attempts in the 20 day period, and the default may be cured within a reasonable time, then Borrower has an additional time, (of not more than 30 days) to attempt to cure the default. During the additional period the failure to


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cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

      7.3. MATERIAL ADVERSE CHANGE. (i) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower will fail to comply with one or more of the financial covenants in Section 5 during the next succeeding financial reporting period;
(ii) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower occurs; or (iii) a material impairment of the prospect of repayment of any portion of the Obligations occurs;

      7.4. ATTACHMENT. (i) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 30 days; (ii) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iii) a judgment or other claim becomes a Lien on a material portion of Borrower's assets; or (iv) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 30 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

      7.5. INSOLVENCY. (i) Borrower becomes insolvent; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

      7.6. OTHER AGREEMENTS. If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $500,000 or that could cause a Material Adverse Change;

      7.7. JUDGMENTS. If a money judgment(s) in the aggregate of at least $500,000 is rendered against Borrower and is unsatisfied and unstayed for 30 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

      7.8. MISREPRESENTATIONS. If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any communication delivered to either Bank or to induce either Bank to enter this Agreement or any Loan Document.

8. BANK'S RIGHTS AND REMEDIES

      8.1. RIGHTS AND REMEDIES. When an Event of Default occurs and continues the Banks may, without notice or demand, do any or all of the following:

            (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.5 occurs all Obligations are immediately due and payable without any action by Bank);

            (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Banks;

            (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that the Banks consider advisable; and

            (d) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by any Bank owing to or for the credit or the account of Borrower.


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      8.2. POWER OF ATTORNEY. When an Event of Default occurs and continues,
Borrower irrevocably appoints Payment Agent as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security;
(ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; and (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable. Payment Agent may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Payment Agent's appointment as Borrower's attorney in fact, and all of Payment Agent's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and the Banks' obligations to provide Credit Extensions terminates.

      8.3. ACCOUNTS COLLECTION. When an Event of Default occurs and continues, Payment Agent may notify any Person owing Borrower money of Banks' security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for the Banks and, if requested by either Bank, immediately deliver the payments to such Bank in the form received from the account debtor, with proper endorsements for deposit.

      8.4. BANK EXPENSES. If Borrower fails to pay any amount or furnish any required proof of payment to third persons either Bank may make all or part of the payment or obtain insurance policies required in Section 5.5, and take any action under the policies such Bank deems prudent. Any amounts paid by either Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate. No payments by either Bank are deemed an agreement to make similar payments in the future or such Bank's waiver of any Event of Default.

      8.5. REMEDIES CUMULATIVE. Each Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Each Bank has all rights and remedies provided by law, or in equity. Either Bank's exercise of one right or remedy is not an election, and either Bank's waiver of any Event of Default is not a continuing waiver. Either Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

      8.6. DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by either Bank on which Borrower is liable.

9. NOTICES

      All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses listed at the beginning of this Agreement. A Party may change its notice address by giving the other Party written notice.

10. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

      Colorado law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Banks each submit to the exclusive jurisdiction of the State and Federal courts in Boulder County, Colorado.

BORROWER, SVB AND UOB BORROWER, SVB AND UOB EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION,

----------
Borrower's
Initial

INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

11. GENERAL PROVISIONS

      11.1. SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without each Bank's prior written consent which may be granted or withheld in such Bank's discretion. Each Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, such Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

      11.2. INDEMNIFICATION. Borrower will indemnify, defend and hold harmless each Bank and its officers, employees and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by such Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by such Bank's gross negligence or willful misconduct.

      11.3. TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Agreement.

      11.4. SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

      11.5. AMENDMENTS IN WRITING, INTEGRATION. All amendments to this Agreement must be in writing signed by both Banks and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersedes prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

      11.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

      11.7. SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 11.2 to indemnify each Bank will survive until all statutes of limitations for actions that may be brought against such Bank have run.

      11.8. CONFIDENTIALITY. In handling any confidential information, each Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to such Bank's subsidiaries or affiliates in connection with their present or prospective business relations with Borrower; (ii) to prospective transferees or purchasers of any interest in the Loans; (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with such Bank's examination or audit; and (v) as such Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in such Bank's possession when disclosed to such Bank, or becomes part of the public domain after disclosure to such Bank; or (b) is disclosed to such Bank by a third party, if such Bank does not know that the third party is prohibited from disclosing the information.

      11.9. ATTORNEYS' FEES, COSTS AND EXPENSES. In any action or proceeding between Borrower and either or both Banks arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled, whether or not a lawsuit is filed.

12.   DEFINITIONS

      12.1. DEFINITIONS.

      "5.25% CONVERTIBLE NOTES" are those certain outstanding 5.25% convertible notes payable due November 15, 2006.

      "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

      "ADVANCE" or "ADVANCES" is a loan advance (or advances) made in U.S. Dollars under the Committed Revolving Line.

      "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

      "BANK EXPENSES" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

      "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the business operations or financial condition and all computer programs or discs or any equipment containing the information.

      "BORROWING BASE" is (i) 80% of Eligible Accounts plus (ii) the lesser of 20% of the value of Borrower's Eligible Inventory (valued at the lower of cost or wholesale fair market value) or $5,000,000, as determined by Bank from Borrower's most recent Borrowing Base Certificate.

      "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Payment Agent is closed.

      "CASH ACQUISITION" is any acquisition by the Borrower of the assets or capital stock of another entity, the consideration for which consists solely of cash and/or marketable securities.

      "CASH MANAGEMENT SERVICES" are defined in Section 2.1.4.

      "CASH MANAGEMENT SERVICES FEES" are all amounts paid by SVB for any Cash Management Services.

      "CLOSING DATE" is the date of this Agreement.

      "COMMITTED REVOLVING LINE" is a Credit Extension of up to $30,000,000.

      "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

      "CREDIT EXTENSION" is each Advance, Optional Currency Rate Loan, Letter of Credit, FX Forward Contract or any other extension of credit by either Bank for Borrower's benefit.

      "CURRENT ASSETS" are amounts that under GAAP should be included on that date as current assets on Borrower's consolidated balance sheet.

      "CURRENT LIABILITIES" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

      "DEBT SERVICE COVERAGE" is earnings after tax less Capitalized Product Development Costs plus interest and non cash plus or minus, as appropriate, any decrease or increase in Capitalized Product Development Costs for the specified period divided by Current Maturities Long Term Debt and capitalized leases, plus interest.

      "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor; and Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account; but Bank may change eligibility standards by giving Borrower 30 days prior written notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

            (a) Accounts that the account debtor has not paid within 90 days of invoice date;

            (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

            (c) Credit balances over 90 days from invoice date;

            (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, unless Bank approves in writing;

            (e) Accounts for which the account debtor does not have its principal place of business in the United States;

            (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

            (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

            (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

            (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

            (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; or

            (k) Accounts for which Bank reasonably determines collection to be doubtful.

      "ELIGIBLE INVENTORY" is Borrower's Inventory, including raw materials, located at its principal place of business (or any location permitted under Section 6.2) that is in all material respects of good and marketable quality, free from material defects, but does not include used, returned, obsolete, consigned, work in progress, demonstrative or custom inventory, supplies, packing or shipping materials.

      "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

      "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

      "FX FORWARD CONTRACT" is defined in Section 2.1.3.

      "FX RESERVE" is defined in Section 2.1.3.

      "GAAP" is generally accepted accounting principles.

      "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

      "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

      "INTELLECTUAL PROPERTY" is:

            (a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

            (b) Any trade secrets and any Intellectual Property Rights in computer software and computer software products now or later existing, created, acquired or held;

            (c) All design rights which may be available to Borrower now or later created, acquired or held;

            (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

      All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

      "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

      "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

      "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

      "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of the Banks in connection with this Agreement, all as amended, extended or restated; provided, however that certain Master Agency Agreement, entered into on or about the date of this Agreement, shall govern certain rights and responsibilities among the Banks.

      "LOSSES" are losses before depreciation, amortization and other one-time non-cash charges.

      "MATERIAL ADVERSE CHANGE" is defined in Section 7.3.

      "MATURITY DATE" is the Revolving Maturity Date.

      "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes either Bank now or later, including letters of credit and FX Forward Contracts and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

      "OPTIONAL CURRENCY RATE LOAN" is defined in the LIBOR Supplement to Agreement, attached to this Agreement as Exhibit A and incorporated herein.

      "PERMITTED ACQUISITION" is (i) any Cash Acquisition in which the aggregate consideration paid, directly or indirectly, by the Borrower does not exceed the lesser of 15% of Borrower's Tangible Net Worth or 50% of Borrower's aggregate cash and marketable securities immediately prior to such Cash Acquisition, or
(ii) any Stock Acquisition that does not result in a change in ownership of more than 25% of the aggregate voting control of the Borrower outstanding immediately prior to such Stock Acquisition and the consideration paid, directly or indirectly, will not in the aggregate exceed 30% of Borrower's Tangible Net Worth, or (iii) any transaction consisting in part of a Stock Acquisition and in part of a Cash Acquisition, provided that each such portion does not exceed a pro rata portion of the applicable threshold set forth in the preceding clauses
(i) and (ii) as is equal to the percentage of the aggregate consideration paid in such transaction.

      "PERCENTAGE SHARE" is defined in Section 2.5.

      "PERMITTED INDEBTEDNESS" is:

            (a) Borrower's indebtedness to the Banks under this Agreement or the Loan Documents;

            (b) Indebtedness existing on the Closing Date and shown on the Schedule;

            (c) Subordinated Debt;

            (d) Indebtedness to trade creditors and with respect to surety bonds and similar obligations incurred in the ordinary course of business; and

            (e) Indebtedness secured by Permitted Liens;

      "PERMITTED INVESTMENTS" are:

            (a) Investments shown on the Schedule and existing on the Closing Date; and

            (b) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) either Bank's certificates of deposit issued maturing no more than 1 year after issue;

            (c) Investments accepted in connection with Transfers permitted by
Section 6.1;

            (d) Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed $30,000,000, of which no more than $10,000,000 shall be invested in AE Voorhees and Tower Energy, taken together, and no more than $20,000,000 shall be invested in all other Subsidiaries other than AE Voorhees and Tower Energy, or their respective successors-in interest in the aggregate in any fiscal year;

      "PERMITTED LIENS" are:

            (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

            (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of either Bank's security interests, if any;

            (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

            (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business, if the leases, subleases, licenses and sublicenses permit granting either Bank a security interest; and

            (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

      "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

      "PROFIT" is earnings before depreciation, amortization and any other one-time non-cash charges.

      "QUICK ASSETS" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of less than 12 months determined according to GAAP.

      "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

      "REVOLVING MATURITY DATE" is June 18, 2003.

      "SCHEDULE" is any attached schedule of exceptions.

      "STOCK ACQUISITION" is any acquisition by the Borrower of the assets or capital stock of another entity, the consideration for which consists solely of capital stock of the Borrower.

      "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank.

      "SUBSIDIARY" is for any Person, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

      "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities plus Subordinated Debt.

      "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

                         [Signatures on following page]

BORROWER:

ADVANCED ENERGY INDUSTRIES, INC.


By:
   ------------------------------
Title:
      ---------------------------


BANKS:

SILICON VALLEY BANK


By:
   ------------------------------
Title:
      ---------------------------
Maximum Committed Amount: $20,000,000 (66.67%)


UNITED OVERSEAS BANK LIMITED,
acting through its Tokyo Branch


By:
   ------------------------------
   Name:
         ------------------------
   Title:
         ------------------------

   ------------------------------

   ------------------------------
   ABA No.
          -----------------------
   Attn:
        -------------------------
   Phone:
         ------------------------
   Fax:
       --------------------------
Maximum Committed Amount: $10,000,000 (33.3%), jointly and severally with
UOB-LA.


UNITED OVERSEAS BANK LIMITED,
acting through its Los Angeles Agency


By:
   ------------------------------
   Name:
         ------------------------
   Title:
         ------------------------

   ------------------------------

   ------------------------------
   ABA No.
          -----------------------
   Attn:
        -------------------------
   Phone:
         ------------------------
   Fax:
       --------------------------
Maximum Committed Amount: $10,000,000 (33.3%), jointly and severally with UOB-Tokyo.

                                    EXHIBIT A

                          LIBOR SUPPLEMENT TO AGREEMENT

This LIBOR Supplement to Agreement (the "Supplement") is a supplement to the Loan Agreement (the "Loan Agreement") dated as of June 18 between Silicon Valley Bank ("Payment Agent" and a Bank), United Overseas Bank Limited ("UOB"), a Singapore banking corporation ("UOB" and together with SVB, the "Banks") acting through its Los Angeles Agency located at 911 Wilshire Boulevard, Ground Floor, Los Angeles, CA 90017-3478 ("UOB-LA"), and its Tokyo Branch located at Shin Kokusai Bldg., 3-4-1, Marunouchi, Chiyoda-ku, Tokyo 100, Japan ("UOB-Tokyo") and Advanced Energy Industries, Inc., a Delaware corporation ("Borrower"), and forms a part of and is incorporated into the Loan Agreement.

1. Definitions.

      "Business Day" means a day of the year (a) that is not a Saturday, Sunday or other day on which banks in the State of California or the City of London are authorized or required to close and (b) on which dealings are carried on in the interbank market in which SVB customarily participates.

      "Interest Period" means for each LIBOR Rate Loan, a period of approximately one, two or three months as the Borrower may elect, provided that the last day of an Interest Period for a LIBOR Rate Loan shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, provided, further, in all cases such period shall expire not later than the applicable Maturity Date.

      "Interest Rate" shall mean as to: (a) Prime Rate Loans, a rate of 1% per annum below the Prime Rate; (b) LIBOR Rate Loans, a rate of 1.75% per annum in excess of the LIBOR Rate (based on the LIBOR Rate applicable for the Interest Period selected by the Borrower); and (c) Optional Currency Rate Loans, a rate of 1.25% in excess of the Optional Currency Rate.

      "LIBOR Base Rate" means, for any Interest Period for a LIBOR Rate Loan, the rate of interest per annum determined by Bank to be the per annum rate of interest as which deposits in United States Dollars are offered to Bank in the London interbank market in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) Business Days before the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Loan.

      "LIBOR Rate" shall mean, for any Interest Period for a LIBOR Rate Loan, a rate per annum (rounded upwards, if necessary, to the nearest l/16 of 1%) equal to (i) the LIBOR Base Rate for such Interest Period divided by (ii) 1 minus the Reserve Requirement for such Interest Period.

      "LIBOR Rate Loans" means any Loans made or a portion thereof on which interest is payable based on the LIBOR Rate in accordance with the terms hereof.

      "Optional Currency" means the lawful currency of Japan.

      "Optional Currency Rate" means the variable rate of interest per annum, most recently announced by UOB-Tokyo, as the Japanese Short Term Prime Rate.

      "Optional Currency Rate Loans" means any Loans made or a portion thereof on which interest is payable based on the Optional Currency Rate in accordance with the terms hereof.


                                   Exhibit A-1

      "Prime Rate" means the variable rate of interest per annum, most recently announced by Bank as its "prime rate," whether or not such announced rate is the lowest rate available from Bank. The interest rate applicable to the Prime Rate Loans shall change on each date there is a change in the Prime Rate.

      "Prime Rate Loans" means any Loans made or a portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

      "Regulatory Change" means, with respect to Bank, any change on or after the date of this Loan Agreement in United States federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders including Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

      "Reserve Requirement" means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Base Rate" or (ii) any category of extensions of credit or other assets which include Loans.

      2. Requests for Loans: Confirmation of Initial Loans. Each LIBOR Rate
Loan shall be made upon the irrevocable written request of Borrower received by the Payment Agent not later than 11:00 a.m. (Santa Clara, California time) on the Business Day three (3) Business Days prior to the date such Loan is to be made. Each such notice shall specify the date such Loan is to be made, which day shall be a Business Day; the amount of such Loan, the interest Period for such Loan, and comply with such other requirements as Bank determines are reasonable or desirable in connection therewith.

      Each written request for a LIBOR Rate Loan shall be in the form of a LIBOR Rate Loan Borrowing Certificate as set forth on Exhibit A, which shall be duly executed by the Borrower.

      Each Prime Rate Loan shall be made upon the irrevocable written request of Borrower received by the Payment Agent not later than 11:00 a.m. (Santa Clara, California time) on the Business Day one (1) Business Day prior to the date such Loan is to be made. Each such notice shall specify the date such Loan is to be made, which day shall be a Business Day and the amount of such Loan, and comply with such other requirements as Bank determines are reasonable or desirable in connection therewith.

      Each Optional Currency Rate Loan shall be made upon the irrevocable written request of Borrower received by UOB-Tokyo in accordance with its customary procedures. Each such notice shall specify the date such Loan is to be made, which day shall be a Business Day and the amount of such Loan, and comply with such other requirements as Bank determines are reasonable or desirable in connection therewith.

      3. Conversion/Continuation of LIBOR Rate Loans.

      (a) Borrower may from time to time submit in writing a request that Prime Rate Loans be converted to LIBOR Rate Loans or that any existing LIBOR Rate Loans continue for an additional Interest Period. Such request shall specify the amount of the Prime Rate Loans


                                   Exhibit A-2
which will constitute LIBOR Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such LIBOR Rate Loans. Each written request for a conversion to a LIBOR Rate Loan or a continuation of a LIBOR Rate Loan shall be substantially in the form of a LIBOR Rate Conversion/Continuation Certificate as set forth on Exhibit B, which shall be duly executed by the Borrower. Subject to the terms and conditions contained herein, three (3) Business Days after Bank's receipt of such a request from Borrower, such Prime Rate Loans shall be converted to LIBOR Rate Loans or such LIBOR Rate Loans shall continue, as the case may be provided that:

      (i) no Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists;

      (ii) no party hereto shall have sent any notice of termination of this Supplement or of the Loan Agreement.

      (iii) Borrower shall have complied with such customary procedures as Payment Agent has established from time to time for Borrower's requests for LIBOR Rate Loans;

      (iv) the amount of a LIBOR Rate Loan shall be $500,000 or such greater amount which is an integral multiple of $50,000; and

      (v) SVB shall have determined that the Interest Period or LIBOR Rate is available to SVB which can be readily determined as of the date of the request for such LIBOR Rate Loan.

      Any request by Borrower to convert Prime Rate Loans to LIBOR Rate Loans or continue any existing LIBOR Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, SVB shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR Rate market to fund any LIBOR Rate Loans, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Rate Loans.

      (b) Any LIBOR Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable interest Period, unless SVB has received and approved a complete and proper request to continue such LIBOR Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any LIBOR Rate Loans shall, at SVB's option, convert to Prime Rate Loans in the event that (i) an Event of Default, or event which with the notice or passage of time or both would constitute an Event of Default, shall exist, (ii) this Supplement or the Loan Agreement shall terminate, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to LIBOR Rate Loans, or the aggregate principal amount of existing LIBOR Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceeds the lesser of (i) the Committed Revolving Line or the (ii) the Borrowing Base, if applicable. Borrower agrees to pay to SVB, upon demand by SVB (or SVB may, at its option, charge Borrower's loan account) any amounts required to compensate SVB for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of LIBOR Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

      (c) On all Prime Rate Loans and LIBOR Rate Loans, Interest shall be payable by Borrower to Payment Agent monthly in arrears not later than the first
(1st) day of each calendar month at the applicable Interest Rate.

      (d) On all Optional Currency Rate Loans, Interest shall be payable by Borrower to UOB-Tokyo monthly in arrears not later than the first (1st) day of each calendar month at the applicable Interest Rate.


                                   Exhibit A-3

      4. Additional Requirements/Provisions Regarding LIBOR Rate Loans; Etc.

      (a) If for any reason (including voluntary or mandatory prepayment or acceleration), the Payment Agent receives all or part of the principal amount of a LIBOR Rate Loan prior to the last day of the Interest Period for such Loan, Borrower shall immediately notify Borrower's account officer at the Payment Agent and, on demand by the Payment Agent, pay the Payment Agent the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the interest which would have been recoverable by the Bank by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period at the interest rate determined by the Payment Agent in its reasonable discretion. The Payment Agent's determination as to such amount shall be conclusive absent manifest error.

      (b) Borrower shall pay to the Payment Agent, upon demand by the Payment Agent, from time to time such amounts as the Payment Agent may determine to be necessary to compensate it for any costs incurred by the Payment Agent that the Payment Agent determines are attributable to its making or maintaining of any amount receivable by the Payment Agent hereunder in respect of any Loans relating thereto (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

      (i) changes the basis of taxation of any amounts payable to the Payment Agent under this Supplement in respect of any Loans (other than changes which affect taxes measured by or imposed on the overall net income of the Payment Agent by the jurisdiction in which such the Payment Agent has its principal office); or

      (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of the Bank (including any Loans or any deposits referred to in the definition of "LIBOR Base Rate"); or

      (iii) imposes any other condition affecting this Supplement (or any of such extensions of credit or liabilities).

The Payment Agent will notify Borrower of any event occurring after the date of the Loan Agreement which will entitle the Payment Agent to compensation pursuant to this section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Payment Agent for compensation under this Section 4. Determinations and allocations by Payment Agent for purposes of this Section 4 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate the Payment Agent in respect of any Additional Costs, shall be conclusive absent manifest error.

      (c) Borrower shall pay to Payment Agent, upon the request of Payment Agent, such amount or amounts as shall be sufficient (in the sole good faith opinion of such Payment Agent) to compensate it for any loss, costs or expense incurred by it as a result of any failure by Borrower to borrow a Loan on the date for such borrowing specified in the relevant notice of borrowing hereunder.

      (d) If Payment Agent shall determine that the adoption or implementation of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or


                                   Exhibit A-4
any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Payment Agent (or its applicable lending office) with any respect or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of Payment Agent or any person or entity controlling Payment Agent (a "Parent") as a consequence of its obligations hereunder to a level below that which Payment Agent (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Payment Agent to be material, then from time to time, within 15 days after demand by Payment Agent, Borrower shall pay to Payment Agent such additional amount or amounts as will compensate Payment Agent for such reduction. A statement of Payment Agent claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

      (e) If at any time Payment Agent, in its sole and absolute discretion, determines that: (i) the amount of the LIBOR Rate Loans for periods equal to the corresponding Interest Periods are not available to Payment Agent in the offshore currency interbank markets, or (ii) the LIBOR Rate does not accurately reflect the cost to Bank Payment Agent of lending the LIBOR Rate Loan, then Payment Agent shall promptly give notice thereof to Borrower, and upon the giving of such notice Payment Agent's obligation to make the LIBOR Rate Loans shall terminate, unless Payment Agent and the Borrower agree in writing to a different interest rate Loans shall terminate, unless Payment Agent and the Borrower agree in writing to a different interest rate applicable to LIBOR Rate Loans. If it shall become unlawful for Payment Agent to continue to fund or maintain any Loans, or to perform its obligations hereunder, upon demand by Bank Payment Agent, Borrower shall prepay the Loans in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to
Section 4(a)).


                                  Exhibit A-5

                   EXHIBIT A to LIBOR SUPPLEMENT TO AGREEMENT

                      LIBOR RATE LOAN BORROWING CERTIFICATE

      The undersigned hereby certifies as follows:

      I, _________________________, am the duly elected and acting
_________________ of Advanced Energy Industries, Inc. ("Borrower").

      This certificate is delivered pursuant to Section 2 of that certain LIBOR Supplement to Agreement together with the Loan Agreement by and between Borrower and Silicon Valley Bank and United Overseas Bank Limited (the "Loan Agreement"). The terms used in this Borrowing Certificate which are defined in the Loan Agreement have the same meaning herein as ascribed to them therein.

      Borrower hereby requests on ______________, 20___ a LIBOR Rate Loan (the "Loan") as follows:

      (a) The date on which the Loan is to be made is ___________, 20___.

      (b) The amount of the Loan is to be __________________ ($______), for an Interest Period of ____ month(s).

      All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

      IN WITNESS WHEREOF, this Borrowing Base Certificate is executed by the undersigned as of this ____________ day of ____________, 20___.


                                             ---------------------------------
                                             By:
                                                ------------------------------
                                             Title:
                                                   ---------------------------

For Internal Bank Use Only
-------------------------------------------------------------------------------------------------
LIBOR Pricing Date             LIBOR Rate           LIBOR Rate Variance          Maturity Date
-------------------------------------------------------------------------------------------------
                                                               %
-------------------------------------------------------------------------------------------------


                                  Exhibit A-6

                   EXHIBIT B TO LIBOR SUPPLEMENT TO AGREEMENT

      The undersigned hereby certifies as follows:

      I, _________________________, am the duly elected and acting
_________________ of Advanced Energy Industries, Inc. ("Borrower").

      This certificate is delivered pursuant to Section 2 of that certain LIBOR Supplement to Agreement together with the Loan Agreement by and between Borrower and Silicon Valley Bank and United Overseas Bank Limited (the "Loan Agreement"). The terms used in this Borrowing Certificate which are defined in the Loan Agreement have the same meaning herein as ascribed to them therein.

      Borrower hereby requests on ______________, 20___ a LIBOR Rate Loan (the "Loan") as follows:

      (a)   ______ (i)  A rate conversion of an existing Prime Rate Loan from a
                        Prime Rate Loan to a LIBOR Rate Loan; or

            ______ (ii) A continuation of an existing LIBOR Rate Loan as a LIBOR
                        Rate Loan;

                            [CHECK (I) OR (II) ABOVE]

      (b)   The date on which the Loan is to be made is _____________, 20___.

      (c) The amount of the Loan is to be __________________ ($______), for an Interest Period of ____ month(s).

      All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

      IN WITNESS WHEREOF, this LIBOR Rate Conversion/Continuation Certificate is executed by the undersigned as of this ____________ day of ____________, 20___.


                                             ---------------------------------
                                             By:
                                                ------------------------------
                                             Title:
                                                   ---------------------------

For Internal Bank Use Only
-------------------------------------------------------------------------------------------------
LIBOR Pricing Date             LIBOR Rate           LIBOR Rate Variance          Maturity Date
-------------------------------------------------------------------------------------------------
                                                               %
-------------------------------------------------------------------------------------------------


                                  Exhibit A-7

                                   EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO: CENTRAL CLIENT SERVICE DIVISION              DATE:__________________________

FAX#: (303) 938-0486                             TIME:__________________________

--------------------------------------------------------------------------------

FROM:___________________________________________________________________________
                                 CLIENT NAME (BORROWER)

REQUESTED BY:___________________________________________________________________
                                 AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:___________________________________________________________

PHONE NUMBER:___________________________________________________________________

FROM ACCOUNT #__________________________ TO ACCOUNT #___________________________

REQUESTED TRANSACTION TYPE               REQUEST DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)             $______________________________________
PRINCIPAL PAYMENT (ONLY)                 $______________________________________
INTEREST PAYMENT (ONLY)                  $______________________________________
PRINCIPAL AND INTEREST (PAYMENT)         $______________________________________

OTHER INSTRUCTIONS:_____________________________________________________________

--------------------------------------------------------------------------------

All Borrower's representations and warranties in the Loan Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


___________________________________        ___________________________________
        Authorized Requester                           Phone #

___________________________________        ___________________________________
          Received By (Bank)                           Phone #

                      ___________________________________
                           Authorized Signature (Bank)
--------------------------------------------------------------------------------


                                   Exhibit B-1

                                    EXHIBIT C

                           BORROWING BASE CERTIFICATE

==========================================================================================================================
Borrower: Advanced Energy Industries, Inc.                                          Payment Agent: Silicon Valley Bank

Commitment Amount:$30,000,000
==========================================================================================================================
ACCOUNTS RECEIVABLE
       1.     Accounts Receivable Book Value as of ___________                      $_____________
       2.     Additions (please explain on reverse)                                 $_____________
       3.     TOTAL ACCOUNTS RECEIVABLE                                                                $_____________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
       4.     Amounts over 90 days due                                              $_____________
       5.     Balance of 50% over 90 day accounts                                   $_____________
       6.     Credit balances over 90 days                                          $_____________
       7.     Concentration Limits                                                  $_____________
       8.     Foreign Accounts                                                      $_____________
       9.     Governmental Accounts                                                 $_____________
       10.    Contra Accounts                                                       $_____________
       11.    Promotion or Demo Accounts                                            $_____________
       12.    Intercompany/Employee Accounts                                        $_____________
       13.    Disputed/Insolvent Accounts                                           $_____________
       14.    Doubtful Accounts                                                     $_____________
       15.    Other (please explain on reverse)                                     $_____________
       16.    TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                                     $_____________
       17.    Eligible Accounts (#3 minus #16)                                                         $_____________
       18.    LOAN VALUE OF ACCOUNTS (80% of #17)                                                      $_____________

INVENTORY
       19.    Inventory Value as of ___________                                                        $_____________
       20.    LOAN VALUE OF INVENTORY (lesser of (i) $5,000,000 or (ii) 20% of #19)                    $_____________

BALANCES
       21.    Maximum Loan Amount                                                                      $_____________
       22.    Total Funds Available [Lesser of #21 or (#18 plus #20)]                                  $_____________
       23.    Present balance owing on Line of Credit                               $_____________
       24.    Outstanding Letters of Credit                                         $_____________
       25.    Outstanding Cash Management Services Fees                             $_____________
       26.    Outstanding Cash Management Services Fees                             $_____________
       27.    Outstanding under Optional Currency Rate Sublimit                     $_____________
       28.    Outstanding under FX Sublimit                                         $_____________
       29.    TOTAL OUTSTANDING BORROWINGS (total of #23 through #28)                                  $_____________
       23.    RESERVE POSITION (#22 minus #29)                                                         $_____________


                                  Exhibit C-1

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan Agreement between the undersigned and Silicon Valley Bank and United Overseas Bank Limited.

COMMENTS:




By:_________________________
       Authorized Signer


                                  Exhibit C-2

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

TO:           SILICON VALLEY BANK

FROM:         ADVANCED ENERGY INDUSTRIES, INC.

      The undersigned authorized officer of Advanced Energy Industries, Inc. certifies that under the terms and conditions of the Loan Agreement between Borrower and the Banks (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles
(GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

      PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                     REQUIRED                                            COMPLIES
Annual (CPA Audited)                   FYE within 90 days                                  Yes        No
10-Q, 10-K and 8-K                     Within 5 days after filing with SEC                 Yes        No
A/R & A/P Agings                       Monthly within 30 days                              Yes        No
A/R Audit                              Initial and Semi-Annual*                            Yes        No

FINANCIAL COVENANT                     REQUIRED                      ACTUAL                COMPLIES
Maintain on a Quarterly Basis:
   Minimum Quick Ratio                 2:00:1.0                      _____:1.0             Yes        No
   Minimum Tangible Net Worth          $120,000,000 plus             $________             Yes        No
                                       50% of quarterly profit
Maximum Debt/Tangible Net Worth        0.65:1.0                      _____:1.0             Yes        No
Profitability:                         $1.00 with quarterly          $________             Yes        No
                                       allowance for Losses
                                       of $0.20/share for Q2
                                       of 2001 ($6,510,000) and
                                       Q3 of 2001 ($6,540,000).

*A/R Audit only required with respect to any reporting period during which the aggregate Advances exceed $10,000,000.

COMMENTS REGARDING EXCEPTIONS:  See Attached.

Sincerely,                                   __________________________________
                                                       BANK USE ONLY
__________________________________
SIGNATURE                                    Received by:______________________
                                                           AUTHORIZED SIGNER
__________________________________
TITLE                                        Date:_____________________________

__________________________________           Verified:_________________________
DATE                                                       AUTHORIZED SIGNER

                                             Date:_____________________________

                                             Compliance Status:      Yes     No
                                             __________________________________


                                  Exhibit D-1

                              OFFICER'S CERTIFICATE
                          FOR HOLLAND & HART LLP LETTER
                               DATED JUNE 18, 2001
                       (ADVANCED ENERGY INDUSTRIES, INC.)

      The undersigned is the duly elected or appointed Secretary of Advanced Energy Industries, Inc., a Delaware corporation ("Company"). The undersigned hereby certifies, individually and on behalf of the Company, to Holland & Hart LLP the following matters:

            1. Certificate. This Certificate is given in connection with the Loan Agreement by and between the Company and Silicon Valley Bank and United Overseas Bank, dated June 18, 2001 (the "Loan Agreement").

            2. Office. I am the duly elected or appointed, qualified, and presently acting Secretary of the Company and, as such, have access to the records of the Company and am familiar with the matters herein contained and certified.

            3. Certificate of Incorporation. A true, correct and complete copy of the Company's Restated Certificate of Incorporation, as amended to date, is attached hereto as Exhibit A, (collectively, the "Certificate of Incorporation"). Since May 19, 1999, no amendment to the Restated Certificate of Incorporation of the Company (i) has been filed in the office of the Secretary of State of the State of Delaware or (ii) authorized by the stockholders or by the Board of Directors of the Company.

            4. Bylaws. A true, correct and complete copy of the Company's bylaws as in effect on the date hereof is attached hereto as Exhibit B, and consist of Bylaws which were adopted by the Board of Directors of the Corporation as of _______________________. Since ______________________, no amendment to the bylaws has been adopted by the Board of Directors of the Company or the holders of the Common Stock of the Company.

      The undersigned has executed this Certificate as of the 18th day of June 18, 2001, and acknowledges that Holland & Hart LLP may rely on the accuracy and completeness of this Certificate until notice to the contrary is furnished to Holland & Hart LLP by the undersigned.

                                            By:_________________________________
                                            Name:
                                            Title:

                                    EXHIBIT A

                          CERTIFICATE OF INCORPORATION

                                 [see attached]

                                    EXHIBIT B

                                     BYLAWS

                                 [see attached]

                                    EXHIBIT C

                                   RESOLUTIONS

                                 [see attached]

                         CORPORATE BORROWING RESOLUTION

BORROWER:  ADVANCED ENERGY INDUSTRIES, INC.        SILICON VALLEY BANK
                                                   3003 TASMAN DRIVE
                                                   SANTA CLARA, CA 95054

I, the Secretary or Assistant Secretary of Advanced Energy Industries, Inc. ("BORROWER"), certify that Borrower is a corporation existing under the laws of the State of Delaware.

I certify that at a meeting of Borrower's Directors (or by other authorized corporate action) duly held the following resolutions were adopted.

It is resolved that any one of the following officers of Borrower, whose name, title and signature is below:

         NAME                        TITLE                    SIGNATURE
         ----                        -----                    ---------

_______________________     _______________________     _______________________
_______________________     _______________________     _______________________
_______________________     _______________________     _______________________

may act for Borrower and:

      BORROW MONEY. Borrow money from Silicon Valley Bank and United Overseas Bank (each, a "Bank" and collectively, the "Banks").

      EXECUTE LOAN DOCUMENTS. Execute any loan documents the Banks require.

      NEGOTIATE ITEMS. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

      LETTERS OF CREDIT. Apply for letters of credit from the Banks.

      FOREIGN EXCHANGE CONTRACTS. Execute spot or forward foreign exchange contracts.

      FURTHER ACTS. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower's right to a jury trial) they think necessary to effectuate these Resolutions.

Further resolved that all acts authorized by these Resolutions and performed before they were adopted are ratified. These Resolutions remain in effect and each Bank may rely on them until such Bank receives written notice of their revocation.

I certify that the persons listed above are Borrower's officers with the titles and signatures shown following their names and that these resolutions have not been modified are currently effective.


X
   ___________________________________________   _______________________________
*Secretary or Assistant Secretary                Date


X
   ___________________________________________   _______________________________
                                                 Date

If the certifying officer is designated as a signer in these resolutions then another corporate officer must also sign.